Exhibit 10.21
Amendment to Promissory Note and Line of Credit
This Amendment amends that certain Promissory Note and Line of Credit (the “LOC Agreement”) effective as of June 13, 2022, by and between Silvaco, Inc. and Katherine Ngai-Pesic. Capitalized terms not defined herein shall have the meaning assigned to such term in the LOC Agreement.
The Parties agree to amend and restate Section 2 of the LOC Agreement as set forth below:
“2. Payments. Lender will invoice and Borrower shall pay accrued interest on a monthly basis. The total remaining outstanding balance of the Note, including all remaining accrued interest and late fees, is due on the second anniversary of the Effective Date (“Due Date”).”
Unless otherwise amended by this Amendment, the terms and conditions of the LOC Amendment shall remain unchanged.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date set forth below.

Lender’s Signature

/s/ Katherine Ngai-Pesic

Katherine Ngai-Pesic

Date:	05 / 22 / 2023

Borrower’s Signature

/s/ Robert McMullan

Name:	Robert McMullan

Title:	CFO

Date:	05 / 25 /2023